Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-57578 of Republic First Bancorp, Inc. and subsidiaries of our report dated March 15, 2013, relating to the consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity, and cash flows for the year ended December 31, 2012 which appears in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
March 13, 2015